EXHIBIT 99.1

Contact:	Brad Belhouse – Investors	Gary Thompson – Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6367	(702) 407-6529

Release #HET 02-0418

Harrah’s Entertainment Declares Quarterly Cash Dividend

LAS VEGAS, February 4, 2004 – The board of directors of Harrah’s Entertainment, Inc. (NYSE:HET) today declared a regular quarterly cash dividend of 30 cents per share, payable February 25, 2004, to shareholders of record as of the close of business on February 11, 2004.

Founded 66 years ago, Harrah’s Entertainment, Inc. operates 25 casinos in the United States, primarily under the Harrah’s brand name. Harrah’s Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at www.harrahs.com.

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